Exhibit 5.1

 April 27, 2021

Welbilt, Inc.

2227 Welbilt Boulevard

New Port Richey, FL 34655

Re:       Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Welbilt, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (as the same may be amended from time to time, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering and sale by the Company of up to 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including those issuable pursuant to stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, dividend equivalent units, incentive cash awards and other equity-based awards (collectively, the “Awards”), granted or to be granted under the Company’s Amended and Restated 2016 Omnibus Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinion expressly so stated.

In connection with this opinion letter, we have examined and are familiar with (i) the Registration Statement, including the exhibits constituting a part of the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company; (iii) the Plan; and (iv) such other documents and records as we have deemed necessary to enable us to render this opinion.

In making the aforesaid examinations, we have assumed that (a) the Company will at all times reserve a sufficient number of shares of its unissued Common Stock as is necessary to provide for the issuance of the Shares; (b) all documents furnished to us by the Company are accurate and complete; (c) all signatures on documents examined by us are genuine; (d) all documents submitted to us as originals, and the originals of all documents submitted to us as copies are authentic; (e) all documents submitted to us as copies conform with the originals of those documents; (f) each party that has executed a document reviewed by us has the legal capacity to execute and deliver such document; and (g) the representations of officers and employees provided to us in connection with this opinion are correct as to questions of fact.

Welbilt, Inc.

April 27, 2021

We have furthermore assumed that (a) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (b) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Shares thereunder); and (c) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized and that, when the Shares are issued upon full payment therefor in accordance with the terms of the Plan and any Awards made under the Plan, the Shares will be validly issued, fully paid and non-assessable.

        This opinion is limited to the Delaware General Corporation Law (the “DGCL”) as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts or other developments, whether existing before or first arising after the date hereof, that might change the opinions expressed above.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Hill, Ward & Henderson, P.A.

HILL, WARD & HENDERSON, P.A.